EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

REVENUES:
Contract drilling	$131,044	$160,654	$586,507	$526,604

COSTS AND EXPENSES:
Contract drilling	54,938	56,396	221,709	216,395
Depreciation	9,538	8,869	35,119	34,783
General and administrative	6,856	7,926	31,639	30,975
Gain on sale of equipment	(350)	59	(402)	(155)
	70,982	73,250	288,065	281,998
OPERATING INCOME	60,062	87,404	298,442	244,606

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(649)	(264)	(2,293)	(1,410)
Interest income	25	104	282	1,579
	(624)	(160)	(2,011)	169
INCOME BEFORE INCOME TAXES	59,438	87,244	296,431	244,775
PROVISION FOR INCOME TAXES	11,154	12,491	45,686	29,337
NET INCOME	$48,284	$74,753	$250,745	$215,438

EARNINGS PER COMMON SHARE:
Basic	0.75	1.17	3.91	3.38
Diluted	0.75	1.16	3.89	3.34
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,212	64,031	64,167	63,756
Diluted	64,786	64,697	64,493	64,556